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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-38605, 333-34691 and 333-30773) and in the Registration
Statements (Form S-8 Nos. 333-32773 and 33-65259) of our report dated February 8, 1999, with respect to the consolidated financial statements and schedule of The Times Mirror Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          ERNST & YOUNG LLP
Los Angeles, California
March 23, 1999

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